JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 11, 1995 (including amendments thereto) with respect to the Common Stock of Medical Imaging Centers of America, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 11, 1995       STEEL PARTNERS II, L.P.

                            By:  Steel Partners Associates, L.P. General Partner

                            By:  Steel Partners, Ltd. General Partner


                            By:/s/ Warren G. Lichtenstein
                               --------------------------
                                   Warren G. Lichtenstein,
                                   Chief Executive Officer

                            STEEL PARTNERS SERVICES, LTD.


                            By:/s/ Warren G. Lichtenstein
                               --------------------------
                                   Warren G. Lichtenstein,
                                   Chief Executive Officer

                            /s/ Warren G. Lichtenstein
                            --------------------------
                            WARREN G. LICHTENSTEIN


                            /s/ Lawrence Butler
                            -------------------
                            LAWRENCE BUTLER